UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2026, the Board of Directors (the “Board”) of Alpha Modus Holdings, Inc. (the “Company”) appointed (i) Atlas Arman and Wenlong Tong as members of the Board, (ii) Atlas Arman as Co-Chairman of the Board, and (iii) Wenlong Tong as Co-CEO of the Company.

Mr. Arman, age 44, is an experienced executive and venture partner with 15+ years of high-impact leadership across Fortune 500 technology, AI, and Web3 ecosystems. Since January 2026, Mr. Arman has served as a principal capital partner at Attribute Global Ventures, during 2025, Mr. Arman was the Head of Business Development at EMURGO Group & Momentum, an AI DeFi and Sui-focused company, and served as the General Secretary of the Open Stablecoin Alliance, and from April 2024-April 2026, Mr. Arman was the Chief Business Development Officer for Kima Finance, which focuses on the atomic settlement layer for fiat, stablecoins and CBDC’s. From January 2022-December 2025, Mr. Arman served as Business Development Lead for Altava Group, focused on securing strategic funding from marquee Web3 investors, from 2023-2024, Mr. Arman was Head of Business Development for Lightlink, an enterprise-grade Ethereum Layer-2 infrastructure company, and from 2020-2022, Mr. Arman served as Head of BD & Partnerships at Playpay Launchpad/IQ Zone Incubator, a Web3 launchpad and blockchain incubation platform. From 2006-2016, Mr. Arman was a Marketing & Business Development Manager for Intel Corporation, and from 2016-2020, Mr. Arman co-founded and scaled an EV Charging Solutions startup. Mr. Arman received an MBA from Istanbul Bilgi University in 2009, BA’s in Advertising and Marketing from Istanbul Bilgi University in 2005, and BA’s in both E-Commerce & Management Information Systems from Yeditepe University in 2022.

Mr. Tong, age 37, received a degree in Business Administration from the College of Management, Shenzhen University in 2017, and since January 2020, has been the President of ZSS Technologies (Beijing) Co., Ltd., a technology company based in China. From 2017-2019, Mr. Tong was the Co-Founder of Guangdong Etop Global Technology Co., Ltd.

The Company is currently negotiating compensation terms with Mr. Arman and Mr. Tong and expects to enter into definitive agreements with each of them upon finalization of such terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: October 5, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer